EXHIBIT 5.1


                                CENDANT CORPORATION
                                   6 Sylvan Way
                           Parsippany, New Jersey 07054




                                                          December 17, 1997

Cendant Corporation
6 Sylvan Way
Stamford, CT  06901

                      Re:    Cendant Corporation Registration
                             Statement On Form S-8


Ladies and Gentlemen:

        I am a Vice President of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register up to 725,000 shares and 3,600,000 shares, respectively, of the common stock, par value $.01 per share, of the Company ("Company Common Stock") which members of the HFS Incorporated Employee Savings Plan (the "HFS Plan") and the PHH Corporation Amended and Restated Employee Investment Plan (the "PHH Plan," and together with the HFS Plan, the "Plans") may select as an investment option under the terms of their respective Plan. The Company assumed the Plans upon its merger (the "Merger") with HFS Incorporated, a Delaware corporation ("HFS"), pursuant to the terms of an Agreement and Plan of Merger, dated as of May 27,1997, between the Company and HFS (the "Merger Agreement"). The Merger was consummated on December 17, 1997.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Plans; (ii) the trust agreements executed in connection with the Plans; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Merger Agreement; and (vi) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

        In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, I am of the opinion that the shares of Company Common Stock, when issued in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                          Very truly yours,

                                                          /s/ Eric J. Bock
                                                          Eric J. Bock